Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 27, 2006 (this “Amendment”), is among HANDLEMAN COMPANY, a Michigan corporation (the “Company”), each of the Subsidiaries of the Company designated as a Borrowing Subsidiary (individually, a “Borrowing Subsidiary” and, collectively, the “Borrowing Subsidiaries”) (the Company and the Borrowing Subsidiaries may each be referred to as a “Borrower” and, collectively, as the “Borrowers”), the lenders party hereto (the “Banks” and individually, a “Bank”), LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as administrative agent for the Banks (in such capacity, the “Agent”), KEYBANK NATIONAL ASSOCIATION, as a co-syndication agent (in such capacity, a “Co-Syndication Agent”), COMERICA BANK, as co-syndication agent (in such capacity, a “Co-Syndication Agent”), US BANK, N.A., as a co-syndication agent (in such capacity, a “Co-Syndication Agent”) and NATIONAL CITY BANK OF THE MIDWEST, as documentation agent (in such capacity, the “Documentation Agent”).

R E C I T A L

The Borrowers, the Banks, the Agent, the Syndication Agents and the Documentation Agent are parties to an Amended and Restated Credit Agreement dated as of November 22, 2005 (as amended, the “Credit Agreement”). The Borrowers desire to amend the Credit Agreement, and the Agent, the Syndication Agents, the Documentation Agent and the Banks are willing to do so in accordance with the terms hereof.

T E R M S

In consideration of the premises and of the mutual agreements herein contained, the parties agree

ARTICLE 1.

AMENDMENTS

Subject to Article 4 hereof, the Credit Agreement shall be amended as follows:

1.1 The following definitions in Section 1.1 shall be restated as follows:

“Applicable Margin” shall mean the following per annum rate: (a) for Eurocurrency Rate Loans and Letter of Credit fees under Section 2.5(b)(i), 2.25%, (b) for Floating Rate Loans, 1.25% and (c) for facility fees under Section 2.5(a), 0.50%.

“Borrowing Base” shall mean, as of any date, the sum of (a) 85% of the net value of all Eligible Receivables, less the amount of any Priority Liens on such Eligible Receivable and net of such reserves and allowances as the Agent deems necessary in its reasonable discretion, (b) 50% of the value of all Eligible Inventory valued at the lower of cost or market, less the amount of any Priority Liens on such Eligible Inventory and net of such reserves and allowances as the Agent deems necessary in its reasonable discretion, and (c) 100% of the cash and cash equivalents of each Borrower, each Foreign Subsidiary which is a Guarantor and organized under the laws of the United Kingdom or Canada and each Domestic Subsidiary which is subject to a perfected, first priority Lien in favor of the Agent (subject to any Liens permitted by Section 5.2(e)(i) or (ii)), less the amount of any Priority Liens on such cash and cash equivalents, all as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; provided that the aggregate amount included in the Borrowing Base with respect to the net accounts receivable, inventory and cash and cash equivalents of any Foreign Subsidiary which is a Guarantor or Borrower shall not exceed the sum, without duplication, of the amount of the Guaranty of such Foreign Subsidiary if such Guaranty is limited in amount plus the principal amount of Advances directly owing by such Foreign Subsidiary if such Subsidiary is a Borrower. Notwithstanding anything herein to the contrary, the Required Banks may decrease the advance rates and adjust the definitions of Eligible Receivables and Eligible Inventory after any field examination.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Security Documents, the Letter of Credit Documents and all other agreements, instruments and documents executed pursuant to or in connection with any of the foregoing at any time, each as amended or modified from time to time.

“Obligations” shall mean all Bank Obligations, all other indebtedness or other obligations of any Loan Party under any Loan Document, all Hedging Obligations permitted hereunder which are owed to the Agent, any Bank or any of their respective Affiliates, and all Bank Product Obligations, including without limitation principal, interest (including without limitation default interest and interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof), indemnification obligations, attorney fees and costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

1.2 The following definitions shall be added to Section 1.1 in appropriate alphabetical order:

“Bank Product Obligations” means all liabilities, contingent reimbursement obligations, fees, expenses and other obligations now or hereafter owing by any of the Company or any of its Subsidiaries to the Agent, any Bank or any of their respective Affiliates pursuant to any banking services or products in respect of any automated clearing house transactions, foreign exchange contracts (whether spot, forward, option or otherwise), overdraft protection, lockbox services, deposit account services or other cash management arrangements, including without limitation controlled disbursement, accounts or services.

“Collateral” is defined in Section 5.1(h).

“Eligible Account” means an account receivable of the Company, a Foreign Subsidiary which is a Guarantor or a Borrower and organized under the laws of the United Kingdom or Canada or a Domestic Subsidiary which meets each of the following requirements:

(a) it arises from the sale or lease of goods or the rendering of services which have been fully performed by the applicable Loan Party; and if it arises from the sale or lease of goods, (i) such goods comply with such account debtor’s specifications (if any) and have been delivered to such account debtor and (ii) the applicable Loan Party has possession of, or if requested by the Agent has delivered to the Agent, delivery receipts evidencing such delivery;

(b) it (i) is subject to a perfected, first priority Lien in favor of the Agent and (ii) is not subject to any other assignment, claim or Lien, except a Permitted Lien (excluding Permitted Liens under Section 5.2(e)(i) or (ii));

(c) it is a valid, legally enforceable and unconditional obligation of the account debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever, other than customary conditions in the ordinary course of business,

(d) it is not subject to any counterclaim, credit, allowance, discount, rebate or adjustment by the account debtor with respect thereto, or to any claim by such account debtor denying liability thereunder in whole or in part (provided that any such account receivable shall be excluded form Eligible Accounts only to the extent of any such counterclaim, credit, allowance, discount, rebate or adjustment or claim)

(e) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the account debtor with respect thereto;

(f) the account debtor with respect thereto is a resident or citizen of, and is located within, the United States, Canada, the United Kingdom or such other jurisdiction as approved by the Agent unless the sale of goods or services giving rise to such account receivable is on letter of credit, banker’s acceptance or other credit support terms reasonably satisfactory to the Agent;

(g) it arises in the ordinary course of business of the applicable Loan Party;

(h) if the account debtor is the United States or any department, agency or instrumentality thereof, the applicable Loan Party has assigned its right to payment of such account receivable to the Agent pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Agent) of such assignment has been delivered to the Agent;

(i) if a Loan Party maintains a credit limit for an account debtor, the aggregate dollar amount of account receivables due from such account debtor, including such account receivable, does not exceed such credit limit;

(j) if the account receivable is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Agent or, in the case of electronic chattel paper, shall be in the control of the Agent, in each case in a manner satisfactory to the Agent;

(k) such account receivable is evidenced by an invoice delivered to the related account debtor and is not more than (i) 90 days past the original invoice date thereof in the case of accounts receivable of Crave and its Subsidiaries, (ii) two months past the due date thereof in the case of accounts receivable of Loan Parties organized under the laws of the United Kingdom, or (iii) 75 days past the original invoice date thereof in all other cases, in each case according to the original terms of sale;

(l) it is not an account receivable with respect to an account debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or the applicable Loan Party is exempt from filing such report and has provided the Agent with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the applicable Loan Party for a nominal fee;

(m) the account debtor with respect thereto is not the Company or an Affiliate of the Company;

(n) it is not owed by an account debtor with respect to which 25% or more of the aggregate amount of outstanding account receivables owed at such time by such account debtor is classified as ineligible under clause (l) of this definition; and

(o) it is otherwise not unacceptable to the Agent in its reasonable discretion for any other reason.

An account receivable which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any account receivable, if the Agent or the Required Banks at any time hereafter determine in its or their discretion that the prospect of payment or performance by the account debtor with respect thereto is materially impaired for any reason whatsoever, such account receivable shall cease to be an Eligible Account after notice of such determination is given to the Company.

“Eligible Inventory” means Inventory of the Company, a Foreign Subsidiary which is a Guarantor or a Borrower and organized under the laws of the United Kingdom or Canada or a Domestic Subsidiary which meets each of the following requirements:

(a) it (i) is subject to a perfected, first priority Lien in favor of the Agent and (ii) is not subject to any other assignment, claim or Lien, other than Permitted Liens (excluding Permitted Liens under Section 5.2(e)(i) or (ii));

(b) it is salable and not slow-moving, obsolete or discontinued;

(c) it is in the possession and control of a Loan Party and it is stored and held in facilities owned by any Loan Party or, if such facilities are not so owned, the Agent is in possession of a collateral access agreement acceptable to the Agent with respect thereto or the Agent has established a rent reserve satisfactory to the Agent;

(d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(e) it is not subject to any agreement or license which would restrict the Agent’s ability to sell or otherwise dispose of such Inventory;

(f) it is located in the United States or Canada;

(g) it is not “in transit” to any Loan Party or held by any Loan Party on consignment;

(h) it is not “work-in-progress” Inventory;

(i) it does not breach in any material respect any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

(j) the Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

“Mortgages” shall mean each of the mortgages, amended and restated mortgages, deeds of trust and other agreement granting a security interest, charge or other Lien on any real property of any Loan Party for the benefit of the Agent and the Banks, as amended or modified from time to time.

“Security Agreements” shall mean each security agreement, pledge agreement, collateral agreement, deed of charge or any other agreement granting a security interest, charge or other Lien on any personal property of any Loan Party for the benefit of the Agent and the Banks, each as amended or modified from time to time.

“Security Documents” shall mean, collectively, the Mortgages, the Security Agreements, the Guaranties and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or any other Loan Document or otherwise entered into by any Person to secure or guaranty the Obligations or otherwise relating thereto or to the rights and remedies in connection therewith.

1.3 Clause (A) of Section 2.1(b)(i) is restated as follows:

(A) the Equivalent in Dollars of $20,000,000 for all Swingline Loans to the Company, the Equivalent in Dollars of $25,000,000 for all Swingline Loans to any Borrowing Subsidiary organized under the laws of the United Kingdom, as a Borrowing Subsidiary, and the Equivalent in Dollars of $10,000,000 for all Swingline Canadian Loans.

1.4 Clause (i) of Section 2.5(b)(i) is restated as follows:

(i) to pay to the Banks a fee at a rate equal to the Applicable Margin per annum, of the maximum amount available to be drawn from time to time under such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit, which fees shall be payable quarterly in arrears (with the first such payment payable three months after the date of issuance of such Letter of Credit and each three months thereafter) based upon the Applicable Margin at the time each such payment is made,

1.5 The following is added to the end of Section 4.10:

The Security Documents grant to the Agent, securing the Obligations, a first priority, enforceable and perfected lien and security interest that is not void or voidable in all Collateral, subject only to Permitted Liens. Schedule 4.10 attached hereto lists all real property owned or leased by any Loan Party Guarantor as of October 27, 2006.

1.6 Section 5.1(d)(vii) is re-designated as Section 5.1(d)(viii) and the following new Section 5.1(d)(vii) is added

(vii) Within 20 days of the end of each month, a borrowing base certificate in form and substance satisfactory to the Agent dated as of the end of such month and executed by a Financial Officer of the Company on behalf of the Company (provided that at any time an Event of Default exists, the Agent may require the Company to deliver Borrowing Base Certificates more frequently), together with such supporting schedules and information requested by the Agent, including without limitation such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation.

1.7 Sections 5.1(f) and (g) are restated as follows:

(f) Guaranties. Cause to be executed and delivered to the Banks and the Agent Guaranties (and such Guaranties shall guarantee all Obligations) of all present and future Domestic Subsidiaries, in each case together with the other documentation relating to such Guaranty similar to that required to be delivered by or on behalf of the Borrowers under Section 2.7 (a), (b), (c), (e) and (f). All Foreign Subsidiaries will also be required to be Guarantors and deliver such other documentation to the extent a material adverse tax consequence would not result from such Foreign Subsidiary executing a Guaranty.

(g) Further Assurances. Will, and will cause each Guarantor to, execute and deliver within 10 days after request therefor by the Required Banks or the Agent, all further instruments and documents and take all further action that may be necessary or desirable, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement, the Notes and the other Loan Documents. In addition, the Company agrees to deliver to the Agent and the Banks from time to time upon the acquisition or creation of any Subsidiary not listed in Schedule 4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

1.8 The following new Section 5.1(h) is added after Section 5.1(g):

(h) Collateral. To secure the payment when due of the Obligations, the Borrowers shall execute and deliver, or cause to be executed and delivered, to the Agent and the Banks Security Documents granting or providing for the following (all of the real and personal property described below in which a security interest or other Lien is to be granted, the “Collateral”):

(i) Security Agreements granting a first priority, enforceable Lien and security interest, subject only to Permitted Liens, on all accounts, chattel paper, commercial tort claims, deposit accounts, documents, farm products, fixtures, chattel paper, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights (as those terms are defined in the Michigan Uniform Commercial Code) and all other personal property of each Borrower and Guarantor that can legally grant such Liens. In the case of the Company and each Guarantor that is a Domestic Subsidiary, such Liens shall secure all Obligations. In the case of each Borrower and Guarantor that is a Foreign Subsidiary, such Liens shall incorporate floating charges (where appropriate in any jurisdiction) and shall secure such Obligations for which such Foreign Subsidiaries are liable, either as a Borrower or a Guarantor. Notwithstanding the foregoing, with respect to Liens granted by the Company or any Domestic Subsidiary on the Capital Stock of any Foreign Subsidiary securing the Obligations of the Company or Domestic Subsidiary, such Lien shall not exceed 65% of the voting Capital Stock of such Foreign Subsidiary (or such greater percentage as can be pledged without a material tax consequence as reasonably determined by the Agent).

(ii) Mortgages granting a Lien, securing all Obligations, on all material (as determined by the Agent) real property of the Company and each Domestic Subsidiary and, to the extent requested by the Agent, of each Foreign Subsidiary that can legally grant such Liens without a material tax consequence as reasonably determined by the Agent.

(iii) All other security and collateral described in the Security Documents.

Each of the Borrowers agrees that it will promptly notify the Agent of the formation or acquisition of any Subsidiary or the acquisition of any assets on which a Lien is required to be granted and that is not covered by existing Security Documents. Each of the Borrowers agrees that it will promptly execute and deliver, and cause each Subsidiary to execute and deliver, promptly upon the request of the Agent, such additional Security Documents and other agreements, documents and instruments, each in form and substance satisfactory to the Agent, sufficient to grant to the Agent, for the benefit of the Banks and the Agent, the Guaranties and Liens contemplated by this Agreement and the Security Documents. Each Borrower shall deliver, and cause each Subsidiary to deliver, to the Agent all original instruments payable to it with any endorsements thereto required by the Agent. Additionally, the Borrowers shall execute and deliver, and cause each Subsidiary to execute and deliver, promptly upon the request of the Agent, such certificates, legal opinions, title work and insurance, appraisals, surveys, lien searches, environmental reports, organizational and other charter documents, resolutions and other documents and agreements as the Agent may request in connection therewith. The Company shall use its best efforts to cause each lessor of real property to any Loan Party where any material Collateral is located to execute and deliver to the Agent an agreement in form and substance reasonably acceptable to the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Agent to enter such premises in connection therewith. The Agent may conduct such collateral field audits and other due diligence with respect to the Collateral as it determines, and the Company shall reimburse the Agent for all fees, costs and expenses in connection therewith. The Borrowers shall execute and deliver, and cause each Subsidiary to execute and deliver, promptly upon the request of the Agent, such agreements and instruments evidencing any intercompany loans or other advances among the Company and the Subsidiaries, or any of them, and all such intercompany loans or other advances shall be, and are hereby made, subordinate and junior to the Obligations and no payments may be made on such intercompany loans or other advances upon and during the continuance of a Default or Event of Default unless otherwise agreed to by the Required Banks.

Notwithstanding this Section 5.1(h) or Section 5.1(f), the Subsidiaries listed on Schedule 5.1(h) that are inactive and have no assets in excess of the amount described for such Subsidiary on Schedule 5.1(h) (an “Inactive Subsidiary”) shall not be required to be a Guarantor or enter into any Security Documents. The Company represents, warrants and agrees that (x) the only Inactive Subsidiaries are listed on Schedule 5.1(h), (y) that no such Inactive Subsidiary owns any assets (except to the extent indicated on Schedule 5.1(h)) or conducts any operations or other business and are inactive and (z) no such Inactive Subsidiary will own any assets or conduct any operations or other business at any time (except to the extent indicated on Schedule 5.1(h)).

1.9 5.2(d) is restated as follows:

(d) Borrowing Base. Permit or suffer the aggregate Senior Debt to exceed the Borrowing Base minus $15,000,000 at any time.

1.10 Reference in Section 5.2(g) to “10% percent of such aggregate book value of the Consolidated total assets of the Company and its Subsidiaries” is replaced with “5% percent of such aggregate book value of the Consolidated total assets of the Company and its Subsidiaries”.

1.11 Section 5.2(h) is restated as follows:

(h) Acquisitions. Make any Acquisition.

1.12 Reference in Section 5.2(j) to “10% of consolidated Net Worth” is replaced with “5% of consolidated Net Worth”.

1.13 Clauses (iv) and (v) of Section 5.2(n) are restated as follows:

(iv) Unsecured guaranties by the Company of obligations of its Foreign Subsidiaries organized under the laws of the United Kingdom owing to their vendors in the ordinary course of business; and

(v) other Indebtedness and Contingent Liabilities not exceeding an aggregate outstanding amount equal to $15,000,000.

1.14 Section 6.1(k) is restated as follows:

(k) Loan Documents. Any provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any Borrower or Guarantor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person, or any Borrower or Guarantor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks and the Agent the rights, interests (including without limitation security interests and other liens) and other benefits purported to be created thereby.

1.15 Schedules 4.10 and 5.1(h) attached hereto are added to the Credit Agreement as Schedules 4.10 and 5.1(h), respectively.

1.16 The Borrowers and the Banks agree that the aggregate Commitments are hereby reduced to $225,000,000 as of the date hereof, and Schedule 1 to the Credit Agreement is replaced with Schedule 1 attached hereto.

1.17 The Required Banks consent to the designation by the Company of Handleman UK Limited as a Borrowing Subsidiary (the “New Borrowing Subsidiary”). The Company acknowledges and agrees that it guarantees the obligations of such New Borrowing Subsidiary pursuant to the terms of Article VIII of the Credit Agreement and each Guarantor acknowledges and agrees that it guarantees the obligations of such New Borrowing Subsidiary pursuant to a Guaranty. The New Borrowing Subsidiary shall be permitted to request Advances under the Credit Agreement when (a) it delivers all corporate or organizational documents, legal opinions and authorizing resolutions reasonably requested by the Agent, and (b) the Borrowers and such New Borrowing Subsidiary execute a joinder agreement in form acceptable to the Agent and take such other actions reasonably requested by Agent.

ARTICLE 2.

WAIVER

The Borrowers and the Guarantors have informed the Banks and the Agent that Events of Default have occurred under the Credit Agreement due to breaches of Sections 5.2(a) and (b) (the “Existing Defaults”). The Borrowers and the Guarantors have requested that the Banks and the Agent temporarily waive, and agree not to take action with respect to, the Existing Defaults. Pursuant to such request, and subject to the accuracy of the representations of the Borrowers and Guarantors hereunder, the Banks and the Agent hereby temporarily waive, and agree not to take action with respect to, the Existing Defaults and any other breach of Sections 5.2(a) or (b) after the date hereof but prior to February 26, 2007, provided that such temporary waiver and agreement not to take action shall automatically expire, and an Event of Default will exist, on February 26, 2007. The Borrowers and the Guarantors acknowledge and agree that the waiver and agreement not to take action contained herein is a temporary, limited, specific and one-time waiver and agreement not to take action as described above. Such temporary, limited waiver and agreement not to take action (x) shall not modify or waive any other Event of Default or Default or any other term, covenant or agreement contained in any of the Loan Documents, and (y) shall not be deemed to have prejudiced any present or future right or rights which the Agent or the Banks now have or may have under the Credit Agreement or the other Loan Documents.

ARTICLE 3.

REPRESENTATIONS

Each Borrower represents and warrants to the Agent and the Banks that:

3.1 The execution, delivery and performance by it of this Amendment have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its articles of incorporation or by-laws, or of any material contract or undertaking to which it is a party or by which it or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

3.2 This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

3.3 After giving effect to the amendments and waivers herein contained, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and no Event of Default or Default exists or has occurred and is continuing on the date hereof.

ARTICLE 4.

CONDITIONS PRECEDENT.

This Amendment shall become effective as of the date hereof, provided that each of the following has been satisfied:

4.1 This Amendment shall be signed by the Borrowers and the Required Banks.

4.2 The Company shall have paid to the Agent, for the pro rata benefit of each Bank, an amendment fee in an amount equal to ten (10) basis points on the aggregate amount of such Bank’s Commitment after giving effect to this Amendment.

4.3 Each Guarantor shall have executed the Consent and Agreement attached hereto.

4.4 The Company shall have delivered, or caused to be delivered, such Security Documents and other documents in connection therewith as requested by the Agent and satisfied such conditions with respect thereto as requested by the Agent, and shall have agreed to deliver all other documents required by Section 5.1(f), (g) and (h) or otherwise required or agreed upon by a specific date acceptable to the Agent.

4.5 The Company shall have satisfied such other conditions as required by the Required Banks.

ARTICLE 5.

MISCELLANEOUS.

5.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. Without limiting the definition of Loan Documents, this Amendment and all other agreements and documents executed in connection herewith constitute Loan Documents.

5.2 Except as expressly amended hereby, each of the Borrowers and the Guarantors agrees that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Borrowers and the Guarantors further acknowledges and agrees that all Security Documents to which it is a party secure all Obligations and all other obligations and liabilities described in such Security Documents as secured. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

5.3 Each of the Borrowers and the Guarantors represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lenders or any of their successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the indebtedness owed by any Borrower or any Guarantor to the Banks. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each of the Borrowers and the Guarantors, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the “Releasing Parties”), hereby releases the Agent and the Banks, their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Amendment, the Credit Agreement, the other Loan Documents, all transactions relating to this Amendment, the Credit Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them.

5.4 Each of the Borrowers and the Guarantors acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under the Credit Agreement and all documents executed in connection with the Credit Agreement, and that all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The actions of the Agent and the Banks taken pursuant to this Amendment and the documents referred to herein are in furtherance of the efforts of the Agent and the Banks as secured lenders seeking to collect the obligations owed to the Banks. Nothing contained in this Amendment shall be deemed to create a partnership, joint venture or agency relationship of any nature between the Company, the Guarantors and the Banks or the Agent.

5.5 The Credit Agreement and the other Loan Documents, as amended by this Amendment, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a writing signed by the party to be charged. If any provision of this Amendment is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

5.6 There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. Each of the Borrowers and the Guarantors acknowledges that its authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by each of the Borrowers and the Guarantors and have been fully and unconditionally consented to by each of the Company and each Guarantor, and that each of the Borrowers and the Guarantors has had full benefit and advice of counsel of its own selection, or the opportunity to obtain the benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Amendment and related agreements, and that this Amendment and all related agreements have been entered into by each of the Borrowers and the Guarantors freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, neither any Borrower nor any Guarantor is relying on any other representations, either written or oral, express or implied, made by any other party hereto, and that the consideration hereunder received by the Borrowers and the Guarantors has been actual and adequate.

5.7 This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signatures shall be treated as original signatures for all purposes under this Amendment.

5.8 Each of the Borrowers and the Guarantors agrees to execute and deliver any and all documents reasonably deemed necessary or appropriate by the Agent or the Banks to carry out the intent of and/or to implement this Amendment.

5.9 This Amendment shall not be construed more strictly against the Banks or the Agent merely by virtue of the fact that the same has been prepared by the Banks and the Agent or their counsel, it being recognized that the Borrowers, the Guarantors, the Agent and the Banks have contributed substantially and materially to the preparation of this Amendment, and each of the parties hereto waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Amendment.

5.10 Each Borrower, each Guarantor, each Bank and the Agent hereby specifically ratifies and confirms the waiver of jury trial set forth in the Credit Agreement. Additionally and without limiting the generality of the preceding ratification and confirmation, the each Borrower, each Guarantor party to the consent and agreement hereto, each Bank and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right any of them may have to a trial by jury in any litigation or proceeding based upon or arising out of this Amendment, any other Loan Document or any related instrument or agreement or any of the transactions contemplated by this Amendment or any other Loan Document or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of any Borrower, any Guarantor, the Banks or the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

5.11 Neither the Agent nor any Bank undertakes any responsibility to any Borrower, any Guarantor or any of their respective Subsidiaries to review or inform any Borrower, any Guarantor or any of their respective Subsidiaries of any matter in connection with any phase of any Borrower’s, any Guarantor’s or any of their respective Subsidiary’s business or operations. Each of the Company and each Guarantor agrees that neither the Agent nor any Bank shall have liability to any Borrower (whether sounding in tort, contract or otherwise), any Guarantor or any of their respective Subsidiaries for losses suffered by the Company, any Guarantor or any of their respective Subsidiaries in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith or otherwise, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Bank shall have any liability with respect to, and each of the Borrowers and the Guarantors hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by any Borrower, any Guarantor or any of their respective Subsidiaries in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

HANDLEMAN COMPANY

By:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:
Title:

HANDLEMAN UK LIMITED

By:
Title:

LASALLE BANK MIDWEST NATIONAL
ASSOCIATION, as a Bank and as Agent

By:
Title:

ABN AMRO BANK N.V., CANADA BRANCH, as the
Swingline Canadian Bank

By:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Bank
and as a Co-Syndication Agent

By:
Title:

COMERICA BANK, as a Bank and as a
Co-Syndication Agent

By:
Title:

US BANK, N.A., as a Bank
and as a Co-Syndication Agent

By:
Title:

NATIONAL CITY BANK OF THE MIDWEST, as a
Bank and as the Documentation Agent

By:
Title:

CHARTER ONE BANK, N.A.

By:
Title:

THE HUNTINGTON NATIONAL BANK

By:
Title:

FIFTH THIRD BANK

By:
Title:

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby:

(a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby, and agrees to all terms and provisions of the above Amendment applicable to it;

(b) agrees that its Guaranty and all other Loan Documents executed by the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent and/or the Banks (collectively, the “Documents”) are hereby ratified and confirmed and shall remain in full force and effect, and the undersigned acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Document or any transactions in connection therewith; and

(c) acknowledges that it is in its interest and to its financial benefit to execute this consent and agreement.

HANDLEMAN CATEGORY MANAGEMENT COMPANY

By:
Title:

HANDLEMAN ENTERTAINMENT RESOURCES L.L.C.

By:
Title:

LIFETIME HOLDING, INC.

By:
Title:

HANDLEMAN UK LIMITED

By:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:
Title:

ARTIST TO MARKET DISTRIBUTION LLC

By:
Title:

CRAVE ENTERTAINMENT GROUP, INC.

By:
Title:

CRAVE ENTERTAINMENT, INC.

By:
Title:

HANDLEMAN CANADA, INC.

By:
Title:

HANDLEMAN REAL ESTATE, LLC

By:
Title:

REPS, L.L.C.

By:
Title:

SVG DISTRIBUTION, INC.

By:
Title:

Handleman Company

Second Amendment

October 27, 2006

SCHEDULE 1

COMMITMENTS

Lender	Commitment	Percentage
LaSalle Bank Midwest National Association	$40,500,000	18.000000000%
Keybank National Association	$28,800,000	12.800000000%
Comerica Bank	$28,800,000	12.800000000%
U.S. Bank, N.A.	$28,800,000	12.800000000%
National City Bank of the Midwest	$27,000,000	12.000000000%
Charter One Bank, N.A.	$27,000,000	12.000000000%
The Huntington National Bank	$22,500,000	10.000000000%
Fifth Third Bank	$21,600,000	9.600000000%
Total:	$225,000,000	100%

Handleman Company

Second Amendment

October 27, 2006

SCHEDULE 4.10

REAL PROPERTY

The Company’s headquarters at 500 Kirts Blvd, Troy.

Handleman Company

Second Amendment

October 27, 2006

SCHEDULE 5.1(h)

INACTIVE SUBSIDIARIES

The itsy bitsy Entertainment Company (no assets)

Hanley Advertising (no assets)

Handleman Ontario Ltd (no assets)

Handleman do Brazil (no assets)

Handleman de Mexico (no assets)

Handleman de Argentina (assets not to exceed $20,000 in aggregate value)

Entertainment Fulfillment Services (no assets)

Rackjobbing Services, S.A. de C.V. (no assets)